Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Genesis Energy, L.P.’s Registration Statement No. 333-224380, Registration Statement No. 333-219710, Registration Statement No. 333-173337, Registration Statement No. 333-150239, and Registration Statement No. 333-232439 on Form S-3 of our report dated February 17, 2017, relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C. for the year ended December 31, 2016, appearing in this Current Report on Form 8-K of Genesis Energy, L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
December 19, 2019